AMENDMENT TO
CLASS A DISTRIBUTION PLAN

CLASS A1 DISTRIBUTION PLAN

CLASS C DISTRIBUTION PLAN

CLASS R DISTRIBUTION PLAN

This Amendment, dated as of May 13, 2020 is to the Class A Distribution Plan, Class A1 Distribution Plan, Class C Distribution Plan and Class R Distribution Plan, as applicable, each as amended and/or restated to date (each, a “Plan” and together, the “Plans”), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), by each registered open-end investment company identified on Schedule A (each, an “Investment Company”) for the Class A, Class C and Class R shares, respectively (each, a “Class” and together, the “Classes”), of such Investment Company or, where applicable, its separate series identified on Schedule A (each, a “Series”).

WITNESSETH:

WHEREAS, the Board of Trustees of each Investment Company wishes to amend the Plans for the respective Classes of the Investment Company or its Series as provided herein; and

WHEREAS, the Board of Trustees of each Investment Company, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Investment Company and who have no direct or indirect financial interest in the operation of the Plans or in any of the agreements related to the Plans, approved the following amendment at a meeting on May 13, 2020.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree that each Plan is amended to include a new appropriately numbered paragraph at the end of the Plan as follows:

Where the effect of a requirement of the 1940 Act reflected in any provision of the Plan is revised by rule, interpretation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, interpretation or order.

[Signature page follows.]

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IN WITNESS WHEREOF, this Amendment has been executed on behalf of each Investment Company, on behalf of its Classes or the Classes of its Series, and Franklin/Templeton Distributors, Inc. as of the date set forth above.

Each Investment Company and, as applicable, each Series listed on Schedule A

By:   /s/STEVEN J. GRAY
Name: Steven J. Gray
Title:   Vice President and Co-Secretary

Franklin/Templeton Distributors, Inc.

By:   /s/DAN O'LEAR
Name: Dan O’Lear
Title:   President

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Schedule A

Investment Company and Series	Class
Franklin California Tax-Free Income Fund	A, A1, C

Franklin California Tax-Free Trust
Franklin California Intermediate-Term Tax Free Income Fund	A, A1, C

Franklin Custodian Funds
Franklin DynaTech Fund	A, C, R
Franklin Focused Growth Fund	A, C, R
Franklin Growth Fund	A, C, R
Franklin Income Fund	A, A1, C, R
Franklin U.S. Government Securities Fund	A, A1, C, R
Franklin Utilities Fund	A, A1, C, R

Franklin Federal Tax-Free Income Fund	A, A1, C

Franklin Fund Allocator Series
Franklin Conservative Allocation Fund	A, C, R
Franklin Corefolio Allocation Fund	A, C, R
Franklin Founding Funds Allocation Fund	A, C, R
Franklin Growth Allocation Fund	A, C, R
Franklin LifeSmartTM Retirement Income Fund	A, C, R
Franklin LifeSmartTM 2020 Retirement Target Fund	A, C, R
Franklin LifeSmartTM 2025 Retirement Target Fund	A, C, R
Franklin LifeSmartTM 2030 Retirement Target Fund	A, C, R
Franklin LifeSmartTM 2035 Retirement Target Fund	A, C, R
Franklin LifeSmartTM 2040 Retirement Target Fund	A, C, R
Franklin LifeSmartTM 2045 Retirement Target Fund	A, C, R
Franklin LifeSmartTM 2050 Retirement Target Fund	A, C, R
Franklin LifeSmartTM 2055 Retirement Target Fund	A, C, R
Franklin Moderate Allocation Fund	A, C, R
Franklin NextStep Conservative Fund	A, C
Franklin NextStep Growth Fund	A, C
Franklin NextStep Moderate Fund	A, C
Franklin Retirement Growth Fund	A, C, R
Franklin Retirement Savings Fund	A, C, R

Franklin Global Trust
Franklin International Growth Fund	A, C, R
Franklin International Small Cap Fund	A, C, R

Franklin High Income Trust
Franklin High Income Fund	A, A1, C, R

Franklin Investors Securities Trust
Franklin Adjustable U.S. Government Securities Fund	A, A1, C
Franklin Convertible Securities Fund	A, C
Franklin Equity Income Fund	A, C, R
Franklin Floating Rate Daily Access Fund	A, C
Franklin Low Duration Total Return Fund	A, C, R
Franklin Managed Income Fund	A, C, R
Franklin Total Return Fund	A, C, R

Franklin Municipal Securities Trust
Franklin California High Yield Municipal Fund	A, A1, C
Franklin Tennessee Municipal Bond Fund	A, A1

Franklin New York Tax-Free Income Fund	A, A1, C

Franklin New York Tax-Free Trust
Franklin New York Intermediate-Term Tax-Free Income Fund	A, A1, C

Franklin Strategic Mortgage Portfolio	A, A1, C

Franklin Tax-Free Trust
Franklin Alabama Tax-Free Income Fund	A, A1, C
Franklin Arizona Tax-Free Income Fund	A, A1, C
Franklin Colorado Tax-Free Income Fund	A, A1, C
Franklin Connecticut Tax-Free Income Fund	A, A1, C
Franklin Federal Intermediate-Term Tax-Free Income Fund	A, A1, C
Franklin Federal Limited-Term Tax-Free Income Fund	A, A1
Franklin Florida Tax-Free Income Fund	A, A1, C
Franklin Georgia Tax-Free Income Fund	A, A1, C
Franklin High Yield Tax-Free Income Fund	A, A1, C
Franklin Kentucky Tax-Free Income Fund	A, A1
Franklin Louisiana Tax-Free Income Fund	A, A1, C
Franklin Maryland Tax-Free Income Fund	A, A1, C
Franklin Massachusetts Tax-Free Income Fund	A, A1, C
Franklin Michigan Tax-Free Income Fund	A, A1, C
Franklin Minnesota Tax-Free Income Fund	A, A1, C
Franklin Missouri Tax-Free Income Fund	A, A1, C
Franklin Municipal Green Bond Fund	A, C
Franklin New Jersey Tax-Free Income Fund	A, A1, C
Franklin North Carolina Tax-Free Income Fund	A, A1, C
Franklin Ohio Tax-Free Income Fund	A, A1, C
Franklin Oregon Tax-Free Income Fund	A, A1, C
Franklin Pennsylvania Tax-Free Income Fund	A, A1, C
Franklin Virginia Tax-Free Income Fund	A, A1, C

Franklin U.S. Government Money Fund	C, R

Institutional Fiduciary Trust
Money Market Portfolio	N/A

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